UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 1, 2009

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 1, 2009, J. Thomas Touchton, a Director, informed the Corporation that he will be retiring from the Board effective at the end of his term, May 5, 2010, following 23 years of service as a director. Mr. Touchton’s retirement from the Board is not due to any disagreement with management or any other Board member.

Section 8 – Other Events

Item 8.01 – Other Events

The TECO Energy, Inc. 2010 annual meeting of shareholders is scheduled to take place on May 5, 2010. In order for a shareholder proposal made outside of Rule 14a-8 of the Securities Exchange Act of 1934 to be considered “timely” under Rule 14a-4(c) of that Act, it must be received by us not later than December 30, 2009. Any such proposals should be sent to: Corporate Secretary, TECO Energy, Inc., P.O. Box 111, Tampa, Florida 33601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	TECO ENERGY, INC.
(Registrant)

/S/ DAVID E. SCHWARTZ
David E. Schwartz
Vice President – Governance, Associate General Counsel and Corporate Secretary